UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FACTSET RESEARCH SYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

October 31, 2016

Dear FactSet Stockholder:

         You are cordially invited to attend the 2016 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held at our corporate headquarters at 601 Merritt 7, Norwalk, Connecticut 06851 on Tuesday, December 20, 2016, at 3:00 p.m. (Eastern Time). I look forward to seeing you at the meeting.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

If you plan to attend the meeting in person, please respond affirmatively to the request by marking the box on the proxy card. You will be asked to present valid picture identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

F. Philip Snow Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 20, 2016
3:00 p.m. Eastern Time

Dear Stockholder:

        The 2016 Annual Meeting of Stockholders of FactSet Research Systems Inc. (“FactSet” or the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters at 601 Merritt 7, Norwalk, Connecticut 06851, on Tuesday, December 20, 2016, at 3:00 p.m. (Eastern Time) for the following purposes:

1.	To elect four directors to the Board of Directors.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered accounting firm for the fiscal year ended August 31, 2017.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 25, 2016, are entitled notice of, and to vote at, this meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules again this year that allow FactSet to furnish these proxy materials, including its Annual Report on Form 10-K, to stockholders on the Internet. The Company believes that posting these materials on the Internet expedites stockholders’ receipt of the information that they need, while lowering the costs of printing and delivery and reducing the environmental impact of its Annual Meeting. The Company mailed to its stockholders of record and beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access these proxy materials, including FactSet’s Annual Report on Form 10-K, on the Internet, as well as how to vote by Internet and mail.

To request and receive a free paper copy of the Proxy materials, please call 1-866-641-4276 and follow the instructions to log in and order the materials by mail, or you may request a copy by email at investorvote@computershare.com with “Proxy Materials FactSet Research Systems Inc.” in the subject line, or by logging onto www.envisionreports.com/FDS and click “Cast Your Vote” or “Request Materials.” FactSet encourages you to record your vote via the Internet as it is convenient and saves on printing costs.

As a stockholder of FactSet, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented.

BY ORDER OF THE BOARD OF DIRECTORS

Rachel R. Stern Senior Vice President, General Counsel and Secretary Norwalk, Connecticut October 31, 2016

FACTSET RESEARCH SYSTEMS INC.
601 Merritt 7
Norwalk, Connecticut 06851

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING

Annual Meeting Overview

Purpose of Meeting

The Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) delivers this Proxy Statement and voting instructions in connection with the solicitation of proxies which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held at 3:00 p.m. (Eastern Time) on Tuesday, December 20, 2016, at 601 Merritt 7 Norwalk, Connecticut 06851, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). The Proxy Statement was made available to FactSet’s stockholders on October 31, 2016. The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice. Each proposal is described in more detail in this Proxy Statement.

Record Date and Share Ownership

The only outstanding voting security of FactSet is its common stock, $.01 par value per share. Stockholders of record at the close of business on October 25, 2016, will be entitled to vote at the Meeting on the basis of one vote for each share of FactSet common stock held. On October 25, 2016, there were 39,935,323 shares of FactSet common stock outstanding.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

1.	To elect four directors to the Board of Directors.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered accounting firm for the fiscal year ended August 31, 2017.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. FactSet has not received notice of other matters that may be properly presented for vote at the Meeting. Your stockholder vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. The cost of the solicitation of proxies will be borne by FactSet.

Expenses of Solicitation

FactSet will bear the entire cost of preparing, printing and mailing this Notice and Proxy Statement, the enclosed proxy card, the Company’s 2016 Annual Report on Form 10-K (the “Annual Report”) and any additional solicitation material that FactSet may provide to stockholders which is estimated at approximately $170,000. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding”, reduces multiple mailings to your household and also reduces the Company’s printing and postage costs. If you have any questions or wish to receive additional copies of FactSet’s 2016 Proxy Statement or Annual Report, please contact the Company’s Investor Relations Department at 1-203-810-1000. The mailing address is 601 Merritt 7, Norwalk, Connecticut 06851 and its website address is http://investor.factset.com.

Availability of FactSet’s Fiscal 2016 Annual Report on Form 10-K

FactSet will mail upon written request and without charge, a copy of the Annual Report, including the consolidated financial statements, schedule and list of exhibits. Requests should be sent to: FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851, Attn: Investor Relations. The Company’s Annual Report is also available at http://investor.factset.com.

Voting Information

Why am I receiving these proxy materials?

The Board of Directors of the Company (the “Board”) is asking for your proxy for use at the Meeting, to be held at its corporate headquarters at 601 Merritt 7 Norwalk, Connecticut 06851 on Tuesday, December 20, 2016 at 3:00 p.m. (Eastern Time), and at any adjournment or postponement of the Meeting. As a stockholder, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. FactSet asks stockholders to instruct the proxy how to vote so that all common shares may be voted at the Meeting even if the holders do not attend the Meeting.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote.

When were the enclosed solicitation materials first given to stockholders?

FactSet initially mailed to stockholders of the Company the Proxy Statement, proxy card and Notice on November 4, 2016.

What is the purpose of the Meeting?

The Meeting will be held for the following purposes:

●	To elect four directors to the Board of Directors;

●	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ended August 31, 2017;

●	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and

●	To act upon such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

What are the Board of Director’s recommendations?

FactSet’s Board of Directors recommends that you vote:

●	FOR the election of each director nominee named in this Proxy Statement (Proposal 1);

●	FOR the ratification of the appointment of Ernst & Young LLP as FactSet’s independent registered accounting firm for the fiscal year ended August 31, 2017 (Proposal 2);

●	FOR the approval of the compensation awarded to the Company’s named executive officers (Proposal 3).

How do I vote?

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, it provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Meeting in the manner you direct. If your proxy card is properly completed and received, and if it is not revoked, before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR the election of each of the director nominees listed (Proposal 1), FOR the ratification of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ended August 31, 2017 (Proposal 2), and FOR the approval of the fiscal 2016 compensation awarded to the Company’s named executive officers (Proposal 3). To the Company’s knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If your shares are held in a brokerage account, you should receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items, but not other, non-discretionary items, as determined by the New York Stock Exchange (“NYSE”). Proposal 1 (election of directors) and Proposal 3 (approval of compensation) are considered non-discretionary items and thus brokers are not permitted to vote your shares in these matters unless you provide instructions to your broker on how to vote your shares. In other words, if you have not given your broker voting instructions, your broker will not be able to vote your shares with respect to any matter other than ratification of the appointment of FactSet’s independent registered public accounting firm (Proposal 2).

How many votes does it take to pass each matter?

If a quorum is present at the meeting, the approval of each proposal requires the number of votes described below:

●

Under our amended by-laws, the nominees for election as directors of the Company are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “for” a director exceeds the number of votes cast “against” that director, the nominee will be elected as a director. If a director does not receive a majority vote in an uncontested election, the director shall not be elected and shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee within 90 days from the date of the election. That Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation and in determining whether to accept such offer. An incumbent director who does not receive a majority vote will continue to serve as a director until the earlier of 1) a period of 90 days from the date of the election, 2) the date upon which the Board of Directors appoints an individual to fill the office held by that director, or 3) the date of that director’s resignation.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2017, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in this Proxy Statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Who is entitled to vote at the Meeting and how many votes do they have?

Only holders of record of FactSet common stock at the close of business on October 25, 2016, will be entitled to vote at the Meeting. Each share has one vote.

Who can attend the Meeting?

All stockholders as of October 25, 2016, or their duly appointed proxies, may attend the Meeting. In order to be admitted to the Meeting, a stockholder must own Company stock on the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the Meeting.

What is a quorum of stockholders?

If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, the Company will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether there is a quorum. If a broker, bank, custodian, nominee, or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether there is a quorum. Since there were 39,935,323 shares of common stock outstanding on October 25, 2016, the presence of holders of 19,967,662 shares is a quorum. FactSet must have a quorum to conduct the Meeting.

Vote Tabulation

The appointed inspector of elections from Computershare will tabulate votes cast by proxy or in person at the Meeting. If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum.

What are broker non-votes?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as non-discretionary matters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the Meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with FactSet’s transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the Meeting?

If you submit the enclosed proxy card, you may change your vote at any time before voting takes place at the Meeting. You may change your vote in one of four ways: (1) You may deliver to the Secretary of FactSet Research Systems Inc., Rachel R. Stern, 601 Merritt 7, Norwalk, Connecticut 06851, a written notice dated later than the proxy you want to revoke, stating that the proxy is revoked, (2) you may complete and send in another proxy card or voting instruction form with a later date, (3) you may attend the Meeting and vote in person, or (4) for shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker or other nominee or fiduciary, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the Meeting and voting in person.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its Annual Report available to its stockholders over the Internet. As a result, unless you have previously requested electronic access to FactSet’s proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and Annual Report over the Internet, how to request a printed or e-mail copy of these materials and how to vote by Internet and mail. The Company will mail the Notice of Internet Availability of Proxy Materials on or about November 4, 2016. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save the Company the cost of printing and mailing documents to you and will reduce the impact of its annual meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most FactSet stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record - If your shares are registered directly in your name with the Company’s transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by FactSet. As the stockholder of record, you have the right to grant your voting proxy directly to FactSet or to vote in person at the Meeting. If you requested to receive printed proxy materials, FactSet has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone.

Beneficial Owner - If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of the Company’s stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Meeting.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company’s Corporate Governance Principles provide that the Board may combine or separate the roles of the Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”), as it deems advisable. Philip A. Hadley has served as Chairman since his unanimous appointment on September 5, 2000. Mr. Hadley stepped down from his role as CEO of FactSet on July 1, 2015 but continues to be an employee of the Company. The Company’s current certificate of incorporation and by-laws provide that the Chairman may be an employee or officer of FactSet.

F. Philip Snow assumed the role of CEO on July 1, 2015, having been an employee of FactSet since 1996. The Board believes Mr. Snow’s leadership acumen combines a deep knowledge of FactSet clients, a commitment to its employees and a vision for the Company’s continued growth. The Board has determined that this leadership structure, under which the roles of Chairman and CEO are separate, is currently in the best interest of the Company’s stockholders. This structure permits Mr. Snow to focus on the management of the Company’s day-to-day operations, while continuing to benefit from the knowledge and experience of Mr. Hadley. Meanwhile, Mr. Hadley, as Chairman, focuses on developing agendas that ensure that the Board’s time and attention are focused on the most critical matters.

Director Independence

Each of the directors other than Mr. Hadley and Mr. Snow, are independent (see “Director Independence”), and the Board believes that the independent directors provide effective oversight of management. To support this, the Board appointed James J. McGonigle as the Company’s Lead Independent Director. Mr. McGonigle has served in this position since September 2005. As Lead Independent Director, Mr. McGonigle’s responsibilities include:

●	Coordinating and moderating executive sessions of the Board’s independent directors.

●

Advising the Chairman as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

●	Holding regular update sessions with both the CEO and the Chairman.

●	Acting as the principal liaison between the independent directors and the Chairman on sensitive issues.

●	Performing such other duties as the Board may from time to time delegate to the Lead Independent Director to assist the Board in the fulfillment of its responsibilities.

The Board believes that these responsibilities appropriately and effectively complement FactSet’s current Chairman and CEO structure.

Business Experience and Qualifications of Board Members

The following discussion presents information about the persons who comprise FactSet’s Board of Directors, including the four nominees for election.

Robin A. Abrams

Committees:	Nominating and Corporate Governance Committee (Member) Audit Committee (Member)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2017

Director Since:	2011

Ms. Abrams, age 65, is a financial consultant who currently serves as a member of the board of directors of HCL Technologies Ltd., a global offshore IT and software development company, Sierra Wireless, Inc., a leader in the design and delivery of customized connected lifestyle devices and services, and Lattice Semiconductor Corporation, a global leader in smart connectivity solutions. She also serves on the board of directors of the following privately held companies: Zephyr Sleep Technologies of Canada, a developer of sleep technology, and Neon Labs, Inc., a developer of video and image performance technology. In addition, Ms. Abrams serves on the board of trustees for the Anita Borg Institute for Women and Technology. From August 2006 to January 2007, Ms. Abrams served as Interim CEO of ZILOG, Inc., a provider of integrated microcontroller products, where she also served as a director from 2004 to 2010. From July 2004 to July 2006, she served as CEO of Firefly Communications, Inc., a company with a range of mobile products that address the youth market. From January 2008 to July 2013, Ms. Abrams served on the board of directors of Unwired Planet, Inc. a global software innovator delivering all-Internet protocol mediation and messaging solutions. She received her B.A. in political science and history and her J.D. from the University of Nebraska.

Ms. Abrams brings to the Board a wealth of experience at technology companies, which FactSet seeks to leverage to enhance its own development processes. She has seen how several highly successful technology companies stay ahead of their competition through properly planning their product development strategy. Her previous experiences as an executive officer at several technology companies makes Ms. Abrams an important resource for the Board as it assesses financial and strategic decisions.

Scott A. Billeadeau

Committees:	Audit Committee (Chair)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2018

Director Since:	2001

Mr. Billeadeau, age 55, is Partner and Senior Portfolio Manager of Walrus Partners LLC, and a co-portfolio manager of the firm’s Micro-cap strategy. Mr. Billeadeau was the former Managing Director of Small-cap and Mid-cap Growth Strategies at Fifth Third Asset Management (“Fifth Third”). Prior to working at Fifth Third, he was a Principal, Founder and Senior Portfolio Manager with Paladin Investment Associates, LLC (“Paladin”) between March 2003 and October 2012 where he spent eight years managing over $2 billion in small-cap and mid-cap assets for Bank of America and Nations Bank. Mr. Billeadeau received a B.A. in Economics from Princeton University and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

Mr. Billeadeau provides to the Board expertise in corporate finance, accounting and strategy, including experience gained as the Managing Director of Fifth Third, a public company, and Paladin. Through this experience, he has developed expertise in several valued areas including strategic development, business development and finance. Mr. Billeadeau also brings a background in organizational leadership and management, and experience serving as a director for two privately held companies. His involvement in the financial industry has provided him experience as an outside board member and audit committee member. Mr. Billeadeau serves as the Financial Expert of the Audit Committee.

Malcolm Frank

Committees:	Compensation Committee (Member)

Term:	Nominated for a one-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2017

Director Since:	2016

Mr. Frank, age 50, currently serves as Executive Vice President, Strategy & Marketing at Cognizant Technology Solutions Corp. (“Cognizant”), a provider of custom information technology, consulting and business process outsourcing services. Prior to joining Cognizant in 2005, he was co-founder, President and CEO of CXO systems, an independent software vendor providing dashboard solutions for senior managers. In addition, he was the founder, President, CEO and chairman of Nervewire Inc., a leading management consulting and systems integration firm. Prior to founding Nervewire, Mr. Frank was a co-founder, executive officer and SVP at Cambridge Technology Partners, where he ran Worldwide Marketing, Business Development and several business units. Mr. Frank is a graduate of Yale University with a degree in Economics.

Mr. Frank provides to the Board more than two decades of experience in the information technology industry as well as expertise in corporate strategy and marketing. Mr. Frank is a recognized industry thought leader and is a frequent speaker on key issues of IT management. He has been profiled by Forbes magazine and ABC’s 20/20 and is the subject of a Harvard Business School case study on Leadership and Management.

Philip A. Hadley

Committees:	Chairman of the Board of Directors

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2018

Director Since:	2000

Mr. Hadley, age 54, served as FactSet’s CEO from 2000 until stepping down on July 1, 2015. He remains an employee of the Company, serving in a senior advisory role to management. He joined FactSet in 1985 as a consultant and was the Company’s Vice President, Sales from 1986 to 1989, and Senior Vice President and Director of Sales and Marketing from 1989 to 2000. Prior to joining the Company, Mr. Hadley was employed by Cargill Corporation. He currently serves as a member of the board of advisors of Kum & Go. Mr. Hadley received a B.B.A. in Accounting from the University of Iowa, has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

As Chairman and former CEO, Mr. Hadley brings to the Board his thorough knowledge of FactSet’s business, strategy, people, operations, competition and financial position. He provides recognized executive leadership and vision. In addition, Mr. Hadley brings with him a global network of client and industry relationships.

Sheila B. Jordan

Committees:	Audit Committee (Member)

Term:	Nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2019

Director Since:	2016

Ms. Jordan, age 52, currently serves as Senior Vice President, Chief Information Officer at Symantec Corporation (“Symantec”), a global leader in cybersecurity. Ms. Jordan has served in this role since February 2014 and is responsible for driving Symantec's information technology strategy and operations with a focus on building and supporting the global information technology effort. She serves as global executive sponsor for the Symantec Women’s Action Network, a networking forum to help support and encourage female employees to achieve their potential. Prior to joining Symantec, Ms. Jordan spent nine years at Cisco Systems Inc., where she served as Senior Vice President of IT, Communication and Collaboration. Previously, Ms. Jordan held leadership roles at Grand Circle Corporation, as Chief Information Officer and Executive Vice President, and at The Walt Disney Company, where she was a Senior Vice President for Destination Disney and Vice President of Marketing and Sales Finance. Ms. Jordan currently serves as a director for NextSpace, a provider of innovative physical and virtual infrastructure for entrepreneurs, and sits on the CIO Advisory Board for SnapLogic. She received her Bachelor’s degree from the University of Central Florida and an M.B.A. from the Florida Institute of Technology.

Ms. Jordan brings to the Board extensive expertise in strategy, information technology and driving enterprise collaboration across multiple channels including various mobile platforms. She is a frequent speaker about collaboration, mobility, Bring Your Own Device (BYOD) issues and women's leadership.

James J. McGonigle

Committees:	Nominating and Corporate Governance Committee (Chair) Compensation Committee (Member)

Term:	Nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2019

Director Since:	2002

Mr. McGonigle, age 53, currently serves as an adjunct professor at Georgetown University and Escuela Superior de Administración y Dirección de Empresas (ESADE) in Barcelona, Spain. He is the former Chairman and CEO of The Corporate Executive Board Company (“CEB”). During his tenure at CEB he held a variety of positions including: special advisor to the Board of Directors from July 2007 until April 2009; Director and Chairman of the Board from July 2005 until July 2007; CEO from July 1998 until July 2005; and General Manager from October 1997 until July 1998. From 1995 until October 1997 Mr. McGonigle was the General Manager of the corporate division of The Advisory Board Company. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School. On September 19, 2005, he was named the Lead Independent Director of the Board.

Mr. McGonigle brings to the Board leadership experience, including service as the CEO of a public company for over seven years. This role required industry knowledge combined with operational and management expertise. In addition, Mr. McGonigle brings to the Board market and corporate governance insights from his experience as an outside public company board member.

Laurie Siegel

Committees:	Compensation Committee (Chair)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2017

Director Since:	2015

Ms. Siegel, age 60, is the President of LAS Advisory Services with a background in business and human resources consulting. She currently serves as a member of the board of directors of CenturyLink, Inc. (“CenturyLink”), a global broadband telecommunications and data hosting company, and of Volt Information Sciences, Inc. (“Volt”), a provider of global infrastructure solutions in technology, information services and staffing acquisition. In addition, she serves as a member of the board of directors of Junior Achievement of New Jersey and the Morristown Festival of Books. She retired in September 2012 from Tyco International Ltd., a diversified manufacturing and service company, where she had served as Senior Vice President of Human Resources and Internal Communications since 2003. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources – Specialty Materials. Ms. Siegel currently serves as an advisor to the G100 Network and teaches at the Ross School of Business at the University of Michigan and the Cornell School of Industrial and Labor Relations. Ms. Siegel received an M.B.A. and a Master’s degree in City and Regional Planning, both from Harvard University. She completed her Bachelor’s degree at the University of Michigan.

Ms. Siegel’s key qualifications, experiences and skills include executive experience with multi-national companies, as well as human resources and executive compensation expertise. She serves as the Compensation Committee Chair of both the CenturyLink and Volt boards. She also serves as a member of the Nominating/Corporate Governance Committee of the Volt board. Ms. Siegel brings to FactSet’s Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

F. Philip Snow

Committees:	Chief Executive Officer

Term:	Nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2019

Director Since:	2015

Mr. Snow, age 52, was named CEO of FactSet on July 1, 2015, having served as President since July 1, 2014. Mr. Snow joined FactSet in 1996 as a Consultant before moving to the Asia Pacific region to hold positions in the Tokyo and Sydney offices. Following his move back to the U.S. in 2000, Mr. Snow held various sales leadership roles prior to assuming the role of Senior Vice President, Director of U.S. Investment Management Sales in 2013. Mr. Snow received a B.A. in Chemistry from the University of California at Berkeley and a Masters of International Management from the Thunderbird School of Global Management. He has earned the right to use the Chartered Financial Analyst designation.

Joseph R. Zimmel

Committees:	Audit Committee (Member) Nominating and Corporate Governance Committee (Member)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2018

Director Since:	2007

Mr. Zimmel, age 63, is a financial consultant and retired Managing Director of Goldman, Sachs & Co. From December 2001 until November 2002, Mr. Zimmel served as an Advisory Director to the Goldman Sachs Group. In the investment banking division at Goldman, Sachs & Co., Mr. Zimmel held the position of Managing Director of the Communications, Media & Entertainment Group for the Americas from 1999 to 2001, after acting as a Managing Director and a co-head of the group from 1992 to 1999. In addition to his appointment to FactSet’s Board, Mr. Zimmel serves as a member of the board of directors of CenturyLink.

Mr. Zimmel’s background in finance and advisory roles is complemented by his knowledge of FactSet and its industry. His contributions are augmented by his experience serving as an outside director of a public company and multiple private companies. In addition, Mr. Zimmel’s employment at Goldman, Sachs & Co., including service in senior leadership positions, brings a valued perspective to the Board and to the Audit Committee.

Joseph E. Laird, Jr., who has served on the Board since 1993, has informed the Board of his intent to retire at the end of his current term, set to expire at the current Meeting, December 20, 2016. As such, he is not being nominated for reelection.

Director Independence

Mr. McGonigle serves as the Lead Independent Director and Chair of the Nominating and Corporate Governance Committee. He presides over executive sessions of the non-management directors. The independent directors, who constitute seven of the nine members, and a majority of the directors of the Company, meet at least four times annually after the end of each scheduled quarterly meeting of the Board. On October 25, 2016, the Company’s Board reviewed the independence of its directors under the applicable standards of the NYSE and the NASDAQ Stock Market (“NASDAQ”). Each director, other than Messrs. Hadley and Snow, qualifies as “independent” in accordance with those published listing requirements. In determining that each individual who served as a member of the Board in fiscal 2016 (other than Messrs. Hadley and Snow) is or was independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed were not material. No unusual discounts or terms have been extended.

Legal Proceedings

Over the past ten years, no director or nominee has been involved in:

●	Legal proceedings, such as SEC securities fraud enforcement actions against any director or nominee;

●	Judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;

●	Judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

●	Disciplinary sanctions or orders imposed by a stock, commodities, or exchange or other self-regulatory organization.

Board Responsibilities

The Board has adopted corporate governance guidelines which help govern the Company. You can access these corporate governance guidelines, along with each of its Board Committee charters, at the Corporate Governance Highlights page of the Investor Relations section of the Company’s website at http://investor.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851. Directors owe a duty of care to the Company and must act on an informed basis, in good faith and in the honest belief that the action they take is in the best interests of FactSet. Directors are expected to attend all Board meetings and participate actively, offering their candid views and their well-informed, deliberate judgment. Directors should inform themselves using all material information reasonably available to them prior to making a business decision. Whenever a director is unable to attend a meeting, he should contact the Chairman or Secretary promptly after the meeting to become informed on the subjects discussed, views expressed and actions taken, if any. Directors should have a full working understanding of the Company’s business and the issues relevant to it. Directors are expected to be prepared to discuss matters listed on the agenda for each meeting, should review materials sent in advance of such meetings and, when appropriate, ask questions of management. The Company does not have a policy with regard to directors’ attendance at annual stockholder meetings, but FactSet does expect each director to attend all Board meetings. The Board met seven times during fiscal 2016, four of which were regularly scheduled quarterly meetings.

Board Meetings

The Board is comprised of nine members, seven of whom are independent directors. The Company’s Board of Directors has the following three standing committees: (1) an Audit Committee, (2) a Compensation Committee and (3) a Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on FactSet’s website at http://investor.factset.com. The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the full Board. All directors attended (in person or telephonically) 100% of the meetings of the full Board during fiscal 2016. All directors who served on committees of the Board attended over 75% of the meetings of the committees on which they served during fiscal 2016.

Board Committees

The following table identifies the committee members as of October 31, 2016:

Committee Name
Independent Directors	Audit	Compensation	Nominating and Corporate Governance
Robin A. Abrams	Member		Member
Scott A. Billeadeau(1)	Chair
Malcolm Frank		Member
Sheila B. Jordan	Member
Joseph E. Laird, Jr.		Member
James J. McGonigle(2)		Member	Chair
Laurie Siegel		Chair
Joseph R. Zimmel	Member		Member

(1)	Financial Expert

(2)	Lead Independent Director

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight review of FactSet’s internal and external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review FactSet’s system of internal controls; assessing the quality of FactSet’s accounting principles and financial reporting; reviewing the external audit process as conducted by FactSet's independent auditors; reviewing the financial information provided to stockholders and other external parties; and preparing the report of the Audit Committee included in the Proxy Statement on a yearly basis. The Board has determined that Mr. Billeadeau qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of the Audit Committee is independent under the standards of the NYSE and NASDAQ and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee met five times during fiscal 2016.

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent registered public accounting firm for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established buckets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or the Chair of the Audit Committee. The Audit Committee may not delegate pre-approval authority to management.

Compensation Committee

The primary responsibilities of the Compensation Committee are to review and approve the compensation policies for the CEO and other key executive officers of the Company, oversee the Company’s administration of its equity-based compensation policies, approve grants of share-based awards to officers and employees of the Company under its option plans, establish annual performance goals for the Company’s principal executive officers and assess the quality of the performance of those executive officers. No fees were paid to compensation consultants by FactSet as no consulting services were provided to the Board or Compensation Committee related to executive or director compensation during fiscal 2016. The Compensation Committee met four times during fiscal 2016.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of candidates for nomination as directors, makes recommendations to the Board regarding prospective nominees to the Board, issues recommendations to the Board regarding corporate governance issues and, as appropriate, assists in succession planning for senior management of FactSet. The Committee also develops and recommends to the Board for its approval an annual evaluation process of the effectiveness of the Board and its committees. The Committee oversees the annual evaluations. A copy of the charter of the Nominating and Corporate Governance Committee may be found on the Company’s website at http://investor.factset.com on the Corporate Governance page of the Investor section. The members of the Nominating and Corporate Governance Committee are independent under the listing standards of the NYSE and the NASDAQ. The Nominating and Corporate Governance Committee met twice during fiscal 2016.

Additional Corporate Governance Information

FactSet is committed to maintaining the highest standards of business conduct and corporate governance, which the Company believes are essential to running its business efficiently, serving its stockholders well and maintaining integrity in the marketplace.

Code of Business Conduct

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, all other officers and the Company’s directors. A copy of the Code is available on the Company’s website at http://investor.factset.com on the Corporate Governance page of the Investor section. You may also request a copy of the Code by writing to Investor Relations, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851. Any amendment to the Code (other than technical, administrative or non-substantive amendments) and any waiver of a provision of the Code that applies to a member of FactSet’s Board or one of its executive officers will be promptly disclosed on the Corporate Governance Highlights page of the Investor section of its website.

Contacting the Board

Stockholders and other interested parties may contact the Board, the Lead Independent Director or non-management directors as a group by sending their correspondence to: Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851; email address: Board@factset.com. The Corporate Secretary will review all communications and forward them to the Chairman or the Lead Independent Director, as appropriate. The Corporate Secretary may, however, filter out communications that do not relate to the Company’s business activities, operations or its public disclosures, but will maintain a record of these communications and make them available to the Chairman or the Lead Independent Director (solicitations will not be recorded or forwarded). Any communications received by the Chairman or Lead Independent Director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Director Compensation Program

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. FactSet does not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. Each non-employee director is provided access to the FactSet service, at no charge, which allows them to utilize the Company’s suite of products.

On January 14, 2016, the Compensation Committee amended its compensation policy for directors whereby each director receives the following:

■	An annual retainer of $35,000. Each director may choose to receive the retainer as a quarterly cash payment, or receive the equivalent value in non-qualified stock options.

■	An equity grant having an intended value of $75,000.

For fiscal 2016, all directors with the exception of Ms. Siegel opted to receive the $35,000 retainer in non-qualified stock options. Additionally, Ms. Jordan and Mr. Frank received a cash payment of $8,750 for their two months of service in fiscal 2016.

Equity Compensation

The 2008 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) provides for the grant of share-based awards, including stock options, to non-employee directors of FactSet.

Annual Grant

Under the Directors’ Plan, the Compensation Committee may award an annual equity grant to each non-employee director on or around January 15th of each year. The number of option shares to be granted in order to deliver the intended value will be determined on the grant date using an option-pricing model. As noted above, on January 14, 2016, the Compensation Committee, amended the compensation policy to make the annual equity grant have an intended value of $75,000 per director, an increase from $65,000 for fiscal 2015. As such, the Compensation Committee recommended and the Board approved an annual equity grant of 2,417 non-qualified stock options to each of the then six non-employee directors on January 15, 2016. Additionally, each non-employee director was given an award of $35,000 with the option to receive the value in either a cash retainer or non-qualified stock options. All directors with the exception of Ms. Siegel, opted for the equity grant of 1,128 non-qualified stock options. The strike price for all non-qualified stock options was $146.82 per share, being equal to the closing price of the Company’s common stock on that date. The grant date fair value for all non-qualified stock options was $31.03. The non-qualified stock options granted to directors vest 100% after three years on the anniversary date of the grant and expire seven years from the date the options were granted. The Company does not have stock ownership guidelines that require directors to own Company stock.

New Director One-Time Grant

New directors may receive a one-time option grant, typically on or around January 15th after the new director’s first annual meeting. At the recommendation of the Compensation Committee, Ms. Siegel was granted a new director one-time grant of 2,417 stock options on January 15, 2016, at an exercise price of $146.82 and intended fair value of $75,000. The non-qualified stock options granted to Ms. Siegel vest 100% after three years on the anniversary date of the grant and expire seven years from the date the options were granted. No grants were awarded to Ms. Jordan or Mr. Frank as they were not appointed until June 28, 2016.

Expenses

The Company pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending Board, Committee and stockholder meetings and other Company business related events. From time to time, the Company may reimburse a director’s expenses for their participation in third party-supplied continuing education related to the director’s Board or Committee service. Director expense reimbursements during fiscal 2016 totaled less than $20,000, consistent with prior years.

Director Summary Compensation Table

The following table provides information as to compensation for services of the non-employee directors during fiscal 2016.

Name	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total

Robin A. Abrams	$12,604	$--	$110,000	$--	$--	$--	$122,604

Scott A. Billeadeau	$15,000	$--	$110,000	$--	$--	$--	$125,000

Malcolm Frank	$8,750	$--	$--	$--	$--	$--	$8,750

Sheila B. Jordan	$8,750	$--	$--	$--	$--	$--	$8,750

Joseph E. Laird, Jr.	$13,750	$--	$110,000	$--	$--	$--	$123,750

James J. McGonigle	$13,750	$--	$110,000	$--	$--	$--	$123,750

Walter F. Siebecker(3)	$13,750	$--	$--	$--	$--	$--	$13,750

Laurie Siegel	$27,396	$--	$150,000	$--	$--	$--	$177,396

Joseph R. Zimmel	$13,750	$--	$110,000	$--	$--	$--	$123,750

(1)

On January 14, 2016, the Compensation Committee amended its compensation policy for directors whereby each director receives an annual retainer of $35,000 and an equity grant having an intended value of $75,000. Each director may choose to receive the retainer as a quarterly cash payment, or receive the equivalent value in non-qualified stock options. For fiscal 2016, all directors with the exception of Ms. Siegel opted to receive the $35,000 retainer in non-qualified stock options. Additionally, Ms. Jordan and Mr. Frank received a cash payment of $8,750 for their two months of service in 2016. Cash payments received by the other directors reflect payments under the previous compensation plan which was in effect through January 14, 2016.

(2)

The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment, (“ASC Topic 718”), of stock option awards issued during fiscal 2016 pursuant to the Directors’ Plan. For information on the valuation assumptions with respect to stock option grants, refer to the notes to the consolidated financial statements contained in FactSet’s Annual Report. There can be no assurance that these grant date fair values will be realized by the non-employee directors. The actual gain that a non-employee director may receive from exercising an option sometime in the future may be higher or lower than these reported amounts, and these options have value only if the price of the Company’s stock increases above the option’s exercise price. On January 15, 2016, FactSet granted 2,417 stock options to each of the Company’s non-employee directors. Additionally, each non-employee director was given an award of $35,000 with the option to receive the value in either a cash retainer or non-qualified stock options. All directors with the exception of Ms. Siegel, opted for the equity grant of 1,128 non-qualified stock options. The strike price for all non-qualified stock options was $146.82 per share, being equal to the closing price of the Company’s common stock on that date. The grant date fair value for all non-qualified stock options was $31.03. At August 31, 2016, the non-employee directors had the following outstanding stock option awards, some of which were not fully or partially vested: Robin A. Abrams, 16,183 options; Scott A. Billeadeau, 23,565 options; Joseph E. Laird, Jr., 23,565 options; James J. McGonigle, 23,565 options; Laurie Siegel, 4,834 options; and Joseph R. Zimmel, 15,980 options. Malcolm Frank and Sheila B. Jordan had no outstanding stock option awards as of August 31, 2016.

(3)

Prior to the 2015 Annual Meeting held on December 15, 2015, the Board of Directors of FactSet accepted the resignation of Walter F. Siebecker, Director, and his related responsibilities as a member of both the Audit and Compensation Committees. Mr. Siebecker’s resignation was effective December 15, 2015, the date of the Company’s 2015 Annual Meeting of Stockholders. The amounts presented herein represent Mr. Siebecker’s compensation through his date of resignation.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for the nomination of directors and making recommendations to the Board regarding prospective nominees. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints, personal background and diversity of skills in finance, technology, marketing, international business and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. The description of each nominee set forth in the “Business Experience and Qualification of Board Members” section includes the primary individual experience, qualifications, attributes and skills of each of the Company’s directors that led to the conclusion that each director should serve as a member of the Board at this time. Nominees for the Board should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board is composed of a diverse group of leaders. The Board encourages selection of directors who will contribute to FactSet’s overall corporate goals: responsibility to its stockholders, technology leadership, effective execution, high client satisfaction and superior employee working environment.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in written communications to FactSet’s Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in the FactSet Research Systems Inc. Director Nominee Selection Policy, a copy of which may be found on the Company’s website at http://investor.factset.com on the Corporate Governance page of the Investor section. The policy lists selection criteria including integrity, professionalism and sound business judgment. The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with its policy under the same criteria as any other potential nominee.

The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

■	Identification of director candidates based upon suggestions from directors and senior management, recommendations by stockholders and potentially a director search firm.

■

Review of each candidate’s qualifications by the Nominating and Corporate Governance Committee to determine which candidates best meets the Board’s required and desired criteria. The review of the nominee’s qualifications includes capabilities, availability to serve, conflicts of interest and other relevant factors. The Committee shall search for individuals as nominees with the highest personal and professional integrity, who shall have demonstrated strong ability and judgment and who shall be effective in serving the long-term interest of stockholders.

■	Interviews of an interested candidate by the Chair of the Nominating and Corporate Governance Committee, at least one other committee member and the CEO.

■	Report to the Board by the Nominating and Corporate Governance Committee on the selection process.

■	Recommendation by the Nominating and Corporate Governance Committee of a nominee to the Board.

■	Formal nomination of the candidate by the Board for inclusion in the slate of directors for the Meeting or appointment by the Board to fill a vacancy between stockholder meetings.

For candidates proposed to it, the Nominating and Corporate Governance Committee requires: (i) the candidate’s full name, address, email and phone number; (ii) a verbal statement by the candidate that he or she wishes to be nominated and is willing and able to serve as a director; (iii) a verbal statement of the good faith belief by the proposing stockholder that the candidate meets the Company’s criteria, and (iv) such other written documentation as the Committee may request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in the FactSet By-laws, Corporate Governance Guidelines and the FactSet Research Systems Inc. Director Nominee Selection Policy.

Proposal 1: Election of Directors

Stockholders will elect four directors at the Meeting. If elected, the directors, with the exception of Mr. Frank, will hold office for a term not exceeding three years or until a successor is elected and qualified. Mr. Frank will hold office for a term not exceeding one year or until a successor is elected and qualified. Your proxy will be voted in favor of those persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board to fill any vacancy. Business experience and qualifications on these nominees and the other members of the Board is presented in this Proxy Statement under the caption “Business Experience and Qualifications of Board Members.”

Vote Required: The four nominees for election as directors of the Company who receive a majority number of “FOR” votes cast at the meeting (either in person or by proxy) will be elected as directors.

FactSet’s Board recommends that Sheila B. Jordan, James J. McGonigle and F. Philip Snow each be elected to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for 2019 and Malcolm Frank be elected to serve a one-year term expiring in concurrence with the Annual Meeting of Stockholders for 2017.

AUDIT COMMITTEE REPORT

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of FactSet’s financial reporting, accounting systems and controls. The Board has reviewed independence for audit committee members as defined in both the NYSE and NASDAQ and has determined that each member of the Audit Committee met each listing’s standard. The Audit Committee has a direct line of communication with FactSet’s independent public accountants.

The responsibilities of the Audit Committee are set forth in its Charter which is available on the Company’s website at http://investor.factset.com. In fulfilling its responsibility, the Audit Committee discusses with the Company’s independent public auditors the overall scope and specific plans for their audit. The Audit Committee has reviewed FactSet’s audited consolidated financial statements for fiscal 2016 with management and with Ernst & Young LLP. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting FactSet’s consolidated financial statements. In addition, the Audit Committee has discussed with Ernst & Young LLP matters such as the quality and acceptability of FactSet’s accounting principles applied in its financial reporting, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Lastly, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP concerning such auditors’ independence from FactSet and has discussed with Ernst & Young LLP its independence, as required by the PCAOB.

In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board and the Board has approved the inclusion of the audited consolidated financial statements for fiscal year ended August 31, 2016, in FactSet’s Fiscal 2016 Annual Report on Form 10-K, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott A. Billeadeau, Chair

Robin A. Abrams

Sheila B. Jordan

Joseph R. Zimmel

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Beginning with the audit of FactSet’s 2014 fiscal year, Ernst & Young LLP has served as FactSet’s independent registered public accounting firm. Their initial appointment was ratified by stockholders at the 2013 Annual Meeting. The Audit Committee has again appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017. A representative from Ernst & Young LLP will attend the Meeting to respond to appropriate questions and make a statement should they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows the total fees billed or accrued for professional services provided to FactSet by Ernst & Young LLP, for fiscal years ended 2016 and 2015.

	Fiscal 2016	Fiscal 2015
Audit fees (1)	$618,500	$492,944
Audit-related fees (2)	165,041	—
Tax fees (3)	—	—
All other fees (4)	95,402	2,015
Total	$878,943	$494,959

(1)

Represents fees for professional services rendered for the integrated audit of FactSet’s annual consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for services that are normally provided by in connection with statutory and regulatory filings or engagements.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of FactSet’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees were for services related to tax consulting and planning services.

(4)	All other fees represent fees for professional services other than the services reported above, including permissible consulting services and subscriptions to accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP during fiscal 2016 and 2015, respectively, was compatible with maintaining the independence of each firm. During fiscal 2016 and 2015, all professional services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthen the audit. Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel and the Audit Committee’s practices restricting non-audit engagements of the independent auditor, all mitigates against any loss of objectivity that theoretically could arise from a long-term relationship. As provided in the Audit Committee’s Charter and as further described below, the Audit Committee regularly evaluates its independent registered public accounting firm. The Audit Committee will periodically consider alternatives to ensure that the Audit Committee and the Company’s stockholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee Charter and in the Audit Committee Report, the independent auditor reports directly to the Audit Committee and the Audit Committee is charged with evaluating its independence.

FactSet’s Board recommends that you vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017.

EXECUTIVE OFFICERS

The following are the Company’s executive officers at August 31, 2016:

Name of Officer	Age	Office Held with the Company	Officer Since
F. Philip Snow	52	Chief Executive Officer	2014
Mark J. Hale	43	Executive Vice President, Chief Operating Officer	2015
Scott G. Miller	48	Executive Vice President, Global Director of Sales	2015
Maurizio Nicolelli	48	Senior Vice President, Chief Financial Officer	2009
Edward Baker-Greene	53	Senior Vice President, Chief Human Resources Officer	2015
Rachel R. Stern	51	Senior Vice President, Strategic Resources and General Counsel	2009

F. Philip Snow’s business experience is listed in the section titled “Corporate Governance” on page 9.

Mark J. Hale – Executive Vice President, Chief Operating Officer. Mr. Hale joined the Company in 1995 as a software engineer. During his 20-year tenure at FactSet, Mr. Hale has held several positions of increasing responsibility including Head of Software Engineering, and most recently, Senior Vice President, Director of Content Operations. Mr. Hale received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.

Scott G. Miller – Executive Vice President, Global Director of Sales. Mr. Miller joined FactSet in January 2015. Previously, Mr. Miller was employed by Bloomberg L.P., where he had executive responsibility for enterprise accounts. Mr. Miller was a founding executive and Global Chief Operating Officer of Bloomberg’s Enterprise Solutions Group, responsible for the strategy and execution of that group’s major initiatives and day-to-day management. Mr. Miller spent 10 years in sales leadership roles within Bloomberg’s Financial Products Group, including Head of Sales, Americas; Regional Sales Manager, Americas; Regional Sales Manager, EMEA; and National Sales Manager, EMEA. From 1995 to 1998, Mr. Miller worked in fixed income sales at Bank of Montreal in London. He started his career in 1992 at Nesbitt Thomson in Montreal, Canada and is a graduate of St. Francis Xavier University.

Maurizio Nicolelli – Senior Vice President, Chief Financial Officer. Mr. Nicolelli joined the Company in 1996 as the Senior Accountant and held the position of Chief Accountant from 1999 to 2001. From 2002 to 2009, he served as Vice President and Comptroller of the Company. From October 2009 to 2013, he occupied the position of Senior Vice President, Principal Financial Officer and was named Chief Financial Officer in fiscal 2014. Prior to joining FactSet, he was employed at PricewaterhouseCoopers LLP. He holds a B.S. in Political Science from Syracuse University and an M.B.A. in Accounting from St. John's University. Mr. Nicolelli is a CPA licensed in the state of New York.

Edward Baker-Greene – Senior Vice President, Chief Human Resources Officer. Mr. Baker-Greene joined FactSet in June 2015 from Voya Financial, formerly ING, U.S., where he was Head of Human Resources for Retirement Solutions, Operations, and Information Technology. Previously, Mr. Baker-Greene worked at Fidelity Investments for 13 years. At Fidelity, he was a part of the Personal and Workplace Investing division, where he held roles in business and human resources capacities, including Senior Vice President/Managing Director, Relationship Management. Mr. Baker-Greene began his professional career as a lawyer focusing on employment law, recruiting, talent management and human capital management. Mr. Baker-Greene received a B.A. from Tufts University and a J.D. from the University of Virginia School of Law.

Rachel R. Stern – Senior Vice President, Strategic Resources and General Counsel. Ms. Stern joined FactSet in 2001 as General Counsel. In addition to the Legal Department at FactSet, she is responsible for Investor Relations; Facilities and Real Estate Planning; and Third-Party Content and Strategic Partnerships. Ms. Stern is admitted to practice in New York, and Washington D.C., and as House Counsel in Connecticut. Ms. Stern received a B.A. from Yale University, an M.A. from the University of London and a J.D. from the University of Pennsylvania Law School.

Compensation Discussion & Analysis

This compensation discussion and analysis (“CD&A”) describes the general objectives, principles and philosophy of the Company’s executive compensation program. It is also intended to provide context for the decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for each named executive officer (“NEO”) and the Company’s Chairman during fiscal 2016 whom are listed as follows:

■	Philip Snow - Chief Executive Officer

■	Mark J. Hale - Executive Vice President, Chief Operating Officer

■	Scott G. Miller – Executive Vice President, Global Director of Sales

■	Maurizio Nicolelli – Senior Vice President, Chief Financial Officer

■	Edward Baker-Greene – Senior Vice President, Chief Human Resources Officer

■	Philip A. Hadley – Chairman of the Board of Directors

Certain facts described in this CD&A reflect Compensation Committee deliberations about which management does not have personal knowledge, although the Compensation Committee has advised management that the information in this CD&A is accurate and materially complete.

Executive Compensation Philosophy

The Compensation Committee of the Board is responsible for policies and decisions regarding the compensation and benefits for each NEO and the Chairman as well the design of executive incentive programs including base salary, bonus and equity compensation. The Compensation Committee continually reviews the objectives and design of FactSet’s executive compensation policies to encourage decisions and behaviors that align with the long-term interests of the Company’s stockholders.

The Compensation Committee has designed the executive compensation policies for the Company’s NEOs to meet the following goals and principles:

■	Ensure executive compensation is aligned with FactSet’s corporate strategies and business objectives.

■

Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.

■	Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.

■	Reflect qualitative factors beyond the quantitative financial metrics as key considerations in the determination of individual executive compensation payments.

■	Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Ensure executive compensation is aligned with FactSet’s corporate strategies and business objectives.

The Compensation Committee has designed the executive compensation program to motivate, retain and engage the Company’s executive officers and appropriately reward them for their contributions to the achievement of FactSet’s business strategies and goals. These include ASV and EPS growth, creation of shareholder value, individual performance and competitive market practices. By encouraging NEOs to strive for outstanding individual and team performances, they are expected in turn to drive the positive performance of the Company as a whole.

Balance an executive officer’s compensation between short-term and long-term performance objectives.

The Compensation Committee seeks to motivate executives to work conscientiously to achieve both short-term and long-term goals which FactSet believes are drivers of stockholder value. FactSet believes that both cash compensation and non-cash compensation are appropriate mechanisms for driving executive performance in support of stockholder value. Cash compensation rewards annual (short-term) performance, while non-cash compensation is generally used to reinforce sustained performance over a longer period of time. Equity-based compensation, including stock options and restricted stock, has regularly represented a significant portion of total compensation. With stock options, executives only benefit if the Company’s stock price appreciates from the date of grant of the award. The Compensation Committee has also viewed options as a method, not only of encouraging the NEOs to drive Company performance in the long-term, but also of encouraging the retention of officers. With restricted stock, the Compensation Committee has recognized that share ownership by NEOs is a positive characteristic. While there are currently no minimum share ownership requirements for any NEO, NEOs’ interests as stockholders and option holders have been aligned in the past with those of stockholders due in part to the large share ownership such officers have maintained. The allocation between annual cash compensation and long-term equity compensation is based primarily on an evaluation of an executive’s overall role and contributions to the Company, taking into account competitive practices.

Reflect internal equity.

In addition to the other elements relevant to determining each of the NEO’s compensation, FactSet’s Compensation Committee considered the potential difference between the total compensation package offered to its top executives and the compensation of other employees, both management and non-management. The Compensation Committee determines compensation and stock-based incentive awards for the NEOs at the same time as it approves pools for the Company as a whole. The Compensation Committee criteria and performance levels attempt to provide compensation to NEOs that both recognize their achievements, but also maintain internal pay equity in comparison with other executives and the general employee base.

Define qualitative factors beyond the quantitative financial metrics.

The Compensation Committee reviews the individual goals of each NEO prior to the end of each fiscal year to determine the executive’s performance relative to stated objectives, which include well-defined qualitative factors in addition to quantitative metrics such as ASV and EPS growth. These include governance objectives, visibility and engagement in global offices, and exposure to employees, key clients, investors and analysts. The NEO’s achievement of certain goal levels will guide or influence, with the application of some discretion by the Compensation Committee, that executive’s bonus for the fiscal year just completed as well as salary levels for the coming fiscal year.

Attract and retain talented personnel.

The Company operates in several highly competitive labor markets and must ensure that total compensation compares well with that offered by competitors in those markets. The Compensation Committee has designed executive compensation bearing in mind the compensation offered by other companies in the technology and financial information industry, to the extent such information is publicly available. The Committee also considers that the NEOs’ share ownership of FactSet stock is, in some cases, a significant point of distinction from other companies in determining compensation.

Elements of Compensation

FactSet’s executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns. The core of FactSet’s executive compensation philosophy continues to be to pay for performance, as discussed in greater detail below. The three major elements of FactSet’s executive officer compensation in fiscal 2016 continued to be:

■	Base salary;

■	Variable cash incentive awards (annual bonus); and

■	Long-term, equity-based incentive awards.

Base Salary

The Compensation Committee has established base salaries according to the experience and qualifications of the individual executives. Generally, base salaries are intended to be sufficiently competitive to attract and retain key employees. The Compensation Committee makes periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and FactSet’s financial situation. The Compensation Committee did not use a formula to review base salaries, and no one factor was weighted more heavily than another. The goal of the Compensation Committee is to ensure that total cash compensation packages (including base salaries and annual bonuses of the NEOs) generally remain competitive with the 50th percentile when compared to peer group companies.

Annual Bonus

The Compensation Committee has designed an annual cash incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of qualitative and quantitative goals and by recognizing superior performance. Each NEO had objectives that were established at the beginning of the year (or at the date of their beginning their current role) and reviewed with the NEO. Annual Company-level performance goals serve both to motivate executives as well as to increase stockholder returns by focusing executive performance on the attainment of those goals identified as having a positive impact on the Company’s short and long-term business results. In the normal course of business, the Committee determines the bonuses for the NEOs based on their operational and financial performance. The bonus amounts are not determined by a predefined formula. Rather, they are judgment-based, and based upon achievement of individual goals, overall company performance for the fiscal year and a review of performance and compensation at peer companies. For each NEO, management prepares for the Compensation Committee a written performance appraisal, peer compensation statistics and a recommendation for compensation change. The recommendations are then reviewed by the Compensation Committee.

Long-term, Equity-based Incentive Awards

A significant portion of total compensation to each NEO is long-term incentive compensation, which includes equity-based incentive awards. The Compensation Committee determines the size of the long-term, equity-based incentives according to each NEO’s position within FactSet, competitive benchmarking, performance and contributions to the Company. FactSet’s philosophy is built on the principles that equity compensation should seek to align employees’ actions with stockholder interests; attract, retain, and motivate highly qualified executives; and balance the focus on short and longer-term performance objectives. The Company believes that it has been successful in achieving this alignment through the use of equity-based compensation, which includes the use of options and restricted stock awards. The Compensation Committee has also recognized the significant ownership stake of the NEOs in the Company and consequently has not mandated that its executive officers maintain a specified level of stock ownership in the Company. The Committee takes into account an individual’s performance history, his or her potential for future advancement, the CEO’s recommendations for awards other than his own and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. The equity-based plan awards are typically granted subsequent to the end of each fiscal year in order to be synchronized with the year-end performance review process and the timing of the annual bonus payments.

Post-Termination Compensation

FactSet does not standardly provide any post-employment benefits to its NEOs or any employees.

Tax Considerations

In establishing individual executives’ compensation levels, the Company does not explicitly consider accounting and tax issues. However, FactSet does analyze the overall expense arising from aggregate executive compensation levels and awards and the components of the Company’s compensation programs. FactSet believes it is in its best interest, to the extent practical, to have compensation paid to its NEOs be fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. With the exception of Mr. Snow in fiscal 2016, Mr. Hadley in fiscal 2015 and 2014, and Mr. Miller in fiscal 2015, the cash compensation (base salary plus annual bonus) paid to each NEO was at or below the $1 million limit in each fiscal year presented in this Proxy. For the fiscal years presented in this Proxy Statement, FactSet believes the stock-based awards granted under the Company’s stock option and award plan meet the requirement of Section 162(m). As of August 31, 2016, the Company’s annual bonus plan does not meet the requirements because it is not stockholder approved. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is effective in attracting, motivating and retaining the Company’s key executives.

Forfeiture of Prior Compensation

FactSet’s 2004 Stock Option and Award Plan, as Amended and Restated, authorizes the Board to recover, or “clawback,” equity compensation from an NEO based on their engagement in any competitive activities or acts of solicitation during their period of employment and for two years thereafter, including:

■

Own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of FactSet or its subsidiaries (Competitive Activity) or

■

For themselves or any person or business entity, induce or attempt to induce any employee of FactSet or its subsidiaries to terminate employment with the Company or its subsidiaries or solicit, entice, take away or employ any person employed by the Company or its subsidiaries (Solicitation).

For these purposes, the officer’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its subsidiaries. If the officer engages in a competitive activity or solicitation, as determined by the Board in good faith, all options then held by the officer shall expire as of the date that the officer first engaged in such activity and the Company shall have the right to acquire any shares of stock then owned by the officer as the result of the exercise of an award at a price equal to the lesser of the fair market value of such shares or the aggregate exercise price paid therefore by the officer. The Company shall also have the right to require the officer to return to the Company any other gain (whether or not realized) the officer had on the exercise of any awards granted.

The Company currently does not have any additional clawback or reimbursement provisions in effect related to any bonus, incentive payment or other compensation received by an officer in the event of a restatement, evidence of fraud or other misconduct, though reserves the right to augment these provisions in the future.

Process of Determining Annual Executive Compensation

To achieve the objectives and principles of its executive compensation program, the Compensation Committee considered individual quantitative and qualitative performance results, overall Company performance and the overall cost of its compensation program to the Company. FactSet has not entered into any employment agreements with any of its NEOs and as such, FactSet is not bound by any contractual salary, incentive grants or other compensation requirements for the NEOs. For fiscal 2016 and preceding years, FactSet’s Compensation Committee did not utilize the services of a compensation consultant. In the determination of stock options grants and bonuses, the Committee considered information regarding the compensation levels of executives at designated peer companies.

In fiscal 2016, the Committee worked with management in the compensation review process as follows:

Determined Methodology - During fiscal 2016, the Compensation Committee met several times to determine the methods it would use to set compensation for the NEOs. Each compensation component and the Compensation Committee’s decisions regarding these elements are considered as part of a collective package of compensation to each individual NEO. The Committee members discussed what they believed were appropriate levels of compensation in their business judgment. Each element of compensation was considered independently for overall soundness of the level of compensation in relation to the amounts awarded to other individuals. The Compensation Committee did not consider any forms of compensation other than salary, bonus and equity awards.

Developed performance measures - The Compensation Committee and Mr. Snow identified appropriate performance measures and recommended performance objectives that were used in determining annual and long-term awards. Each NEO’s compensation as a whole was considered in comparison to that of other executives and employees of the Company. The Compensation Committee did not consider any forms of compensation other than salary, bonus and equity awards. Perquisites have historically constituted less than 5% of each NEO’s total compensation and represent the dollar value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO, use of Company automobiles and medical and dental benefits paid by the Company on behalf of the NEO.

Compiled Benchmark Data - Management prepared benchmarking and competitive data with respect to historical compensation and its defined peer group. The Compensation Committee utilized this information in connection with establishing NEO compensation plans and parameters at its meetings. In addition, each NEO’s compensation as a whole was considered in comparison to that of other executives and employees of the Company.

Cash Compensation Approvals - The Compensation Committee reviewed materials detailing the historical salary, bonus and total cash compensation levels of the NEOs and other members of the Company’s Executive Committee. Additionally, the Compensation Committee reviewed materials outlining the individual performance of each NEO with respect to their goals and objectives for the past year, both qualitative and quantitative, measured against financial goals for the Company’s performance as well as quantitative performance in the individual executive’s functional area. Management also provided the Committee with materials regarding the overall financial performance of the Company as well as operational and strategic accomplishments during the past fiscal year.

The Committee members then made their determinations as to the annual bonus for the just completed fiscal year and base salary for the upcoming year for each NEO. Management did not participate in this deliberation and the CEO was not present for discussions regarding his own compensation. At the same meeting, the Compensation Committee approved the total bonus pool for the Company’s operational areas as a whole, so that compensation to the NEOs was made in the larger context of compensation for all the Company’s employees.

Equity Grant Approvals - The Compensation Committee determined appropriate levels for the upcoming equity-based grants for the NEOs (to be paid in fiscal 2017). The Compensation Committee followed guidelines for equity-based awards, which apply to awards for NEOs as well as all other employees. The guidelines required management to study, make recommendations and provide supporting analysis to the Compensation Committee regarding proposed equity awards. The supporting analysis shared with the Compensation Committee provided details about each executive’s existing equity awards, the amounts vested and unvested and the percentage of total compensation that the suggested equity-based grant would represent. The materials also demonstrated the aggregate amount of awards that have been historically granted and were proposed to be granted by the Company in the aggregate. In addition, management discussed with the Compensation Committee various Company performance levels and the equity-based grants that would vest based on the various performance targets.

On the basis of such materials, prepared at the Committee’s request, the Compensation Committee approved equity grants for each member of the Company’s senior management, including the NEOs. During the same meeting, the Compensation Committee further approved total equity-based grants for all FactSet employees in the aggregate. The Compensation Committee thus determined awards for the NEOs in the context of considering grants for employees of the Company as a whole.

Use of Performance Targets to Derive Compensation – While the Compensation Committee considers both relative performance and performance compared to operating and strategic objectives, the executive compensation program did not rely on formulistic calculations of incentive awards. Only the vesting of performance-based options was linked to specific growth targets of the Company as a whole, not any individual NEO’s performance.

In fiscal 2016, management agreed to ASV growth targets with the full Board. In addition, management provided qualitative comments pertaining to each NEO’s goals and performance gathered during FactSet’s standard review process for all employees. The Company’s EPS targets are also implied as the Company is managed each year with the goal of EPS growth being equal to or greater than ASV growth. These targets are detailed for each geographic region managed by an NEO and for the Company in the aggregate. The growth figures did not, however, correlate to any target compensation levels, but rather informed the Compensation Committee generally as to the performance of the Company. Although no specific levels of compensation were tied to the achievement of these growth targets and goals, the Compensation Committee took such performance into account in determining the dollar amount of bonuses and equity awards to recommend for each NEO. No other specific items of corporate performance were taken into account in making the compensation decisions.

Developed CEO Compensation Recommendations - For the CEO’s compensation, the Compensation Committee met in a closed session and determined recommendations for base salary, annual bonus and equity-based grants. These recommendations were developed with no input from the CEO, and took into account overall Company performance, personal performance against objectives, Board and staff member feedback, and compensation benchmarking data provided by external sources.

2016 Performance

Goals and Objectives

The Compensation Committee took into account the Company’s performance, including relative to the industry, during 2016 and previous years in its compensation decisions. In conjunction with its review of the performance of the Company as a whole, the Compensation Committee determined the actual size of bonus payments and equity-based grants awarded to each of the NEOs based on the Compensation Committee’s subjective view of the executives’ achievement of qualitative goals set out in materials provided to the Committee by management. The fiscal 2016 goals of each NEO were as follows:

■

Mr. Snow’s goals included: Drive ASV growth rate into double digits. Keep EPS growth 100-200 bps above revenue growth while maintaining margins. Formulate a long term strategic vision including a refresh of the Company’s mission statement, brand and values. Increase clarity on governance and role of executive and operating committees. Partner with the Chief Human Resources Officer (“CHRO”) to bolster employee talent. Increase visibility and engagement in global offices. Continued exposure to employees, key clients, investors and analysts.

■

Mr. Hale’s goals included: Execute on key product and infrastructure initiatives. In conjunction with Chief Financial Officer (“CFO”), optimize spend and meet EPS growth targets. Continuously assess business and operating risks and show quantifiable improvements.

■

Mr. Miller’s goals included: Manage 2016 compensation and time and expense budgets to allocation pools provided at the beginning of the fiscal year. Continue to evolve sales as a metrics driven organization. Develop and implement more accurate ways to track sales efficiency. Partner with CHRO and CFO to align performance and compensation. Execute on Strategic initiatives to further penetrate Company’s largest accounts.

■

Mr. Nicolelli’s goals included: Maintain margins and grow EPS. Hold managers accountable to compensation and expense budgets for fiscal year 2016. Develop analytical metrics and financial goals for each product area. Implement UK principal structure.

■

Mr. Baker-Greene’s goals included: Perform a holistic review of compensation. Redefine human resources (“HR”) operating model, including implementing HR business model and metrics. Partner with CEO on development opportunities for senior leaders. Improve the HR process and technology.

Factors Considered in Determining NEO Compensation

■	ASV rose $92.0 million to $1.15 billion, up 8.8% organically.

■	Revenues were $1.127 billion, an organic increase of 9.9%.

■	Diluted EPS, excluding the gain from the sale of the Market Metrics business, rose to $6.18, an increase of 11.5%.

■	Free cash flow totaled $283.4 million, an increase of $2.6 million from the prior year.

■	Client count was up 116, while users grew by 3,450.

■

FactSet returned $431.0 million to stockholders in the form of share repurchases and dividends, an increase of 33.5% over the prior year. This total included $120.0 million from an accelerated share repurchase program, entered into in July 2016.

■	The Company completed the strategic acquisition of Portware LLC in October 2015.

■	FactSet sold its Market Metrics business in July 2016 and recognized an after-tax gain of $81.7 million.

■	FactSet was ranked #89 on Fortune’s “100 Best Companies to Work For,” marking the Company’s eighth appearance on the list in the last nine years.

■	FactSet was recognized as one of the UK’s “Best Workplaces” by the Great Place to Work® Institute UK for the eighth consecutive year.

■

FactSet was named the “Best Data Analytics Provider” of market data, research and analytics in the 2016 annual rankings announced by Waters Technology, a division of Incisive Media. FactSet was also honored with the “Best Research and Analytics Tool” award at the annual Systems in the City Awards presented in London by Goodacre UK, a leading securities industry consultancy.

■	In May 2016, FactSet was awarded “Best Overall Provider,” "Best Research Provider" and "Best Analytics Provider" by Inside Market Data.

Each NEO was measured on their performance relative to their qualitative goals in determining the appropriate overall level of compensation. The compensation was then granted as a mix including base salary, annual variable bonus and equity-based grants. The Compensation Committee considered all compensation to each NEO at the same time it determined the Company’s annual bonus and equity incentive awards pools. No NEO participated in any Compensation Committee discussions of that executive’s own compensation. Based on the above, the Compensation Committee reached the following decisions in regards to the compensation of each NEO:

Base Salary

Messrs. Snow and Hale were promoted to their respective roles during fiscal 2015 and as such, their base salaries were set at a level to reflect their new responsibilities. Messrs. Miller and Baker-Greene were hired in fiscal 2015 and their respective salaries upon joining the Company reflected a level comparable with industry peers for each position. With the exception of Mr. Nicolelli, the Compensation Committee did not recommend any changes to the annual base salaries of the NEOs during fiscal 2016. With respect to Mr. Nicolelli, the Compensation Committee recommended that his salary be increased to $275,000, up from $230,000, based on his performance relative to his 2016 goals, including the acquisition of Portware, disposition of the Market Metrics business, implementation of an FP&A function and development of analytical metrics for product lines, as well as ensuring his base salary is competitive with industry peers.

Annual Bonus

Fiscal 2016 annual bonus decisions emphasized rewarding performance as FactSet realized growth across all key metrics in the past 12 months, which included organic ASV growth of 8.8%, organic revenue growth of 9.9%, the addition of 116 net new clients, 3,450 new users, the successful acquisition and integration of Portware in October 2015 and the disposition of the Market Metrics business in July 2016. The Company also achieved a significant reorganization of its infrastructure to increase efficiency and scale. Due to the financial and operational growth of FactSet during fiscal 2016, the Compensation Committee awarded the NEOs the following annual bonus amounts:

Name	Bonus Amount ($)
F. Philip Snow	$ 800,000
Mark J. Hale	$ 450,000
Scott G. Miller	$ 600,000
Maurizio Nicolelli	$ 450,000
Edward Baker-Greene	$ 350,000

Performance-based Option Awards

FactSet structured its long-term equity-based grants in fiscal 2016 as service-based stock options, as the Compensation Committee believed this was the most effective way to promote equity ownership by the executives, reward them for solid operating performance and retain them. Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool. With the exception of Mr. Snow, all NEOs received an annual grant in November 2015. These grants vest 20% on the anniversary date of the grant over a five-year period. Mr. Snow, at the time of his promotion to role of CEO in July 2015, received a service-based stock option grant of 120,000 shares with a value of $6.6 million to vest over nine years. As such, the Compensation Committee did not grant any additional awards to Mr. Snow in fiscal 2016.

Compensation of the Chairman of the Board of Directors

As Chairman, Mr. Hadley’s base salary is reviewed annually by the Compensation Committee and is adjusted after an analysis and evaluation of the Company’s performance as compared to annual financial goals and operating objectives and other annual goals, such as the continued growth and advancement of the Company and the development of growth strategies for future years. The Compensation Committee generally determines the annual bonus of and the number of stock options to be granted to the Chairman in a manner consistent with the factors discussed above for other executive officers.

Mr. Hadley received a salary for fiscal 2016 of $300,000, consistent with his salary as of July 1, 2015, when he stepped down from his role as CEO of FactSet. Mr. Hadley remains an employee of the Company, serving in a senior advisory role to management. In addition to his regular salary, the Compensation Committee determined to pay Mr. Hadley an incentive bonus of $450,000 for 2016. Mr. Hadley’s bonus was based upon such factors as the financial performance of the Company, successful transition of leadership responsibilities to the new CEO and the development and advisement of the Company’s executive management team. Mr. Hadley was not granted any additional stock option or restricted stock grants in fiscal 2016.

Peer Group Executive Compensation Review

The Compensation Committee is provided executive compensation data of similarly situated NEOs at companies determined to be comparable by the Compensation Committee. The peer group consists of The Advisory Board Company, CoStar Group, Inc., The Corporate Executive Board Company, IHS Inc., Morningstar, Inc., MSCI Inc., Solera Holdings, SS&C Technologies, T. Rowe Price and Verint Systems Inc.

In addition to the identified peer group, the compensation provided to NEOs at the following companies was reviewed by the Compensation Committee: Federated Investors, Janus Capital Group, Inc., Markit Group Limited, NASDAQ OMX, Verisk Analytics and Waddell & Reed Financial, Inc. The materials presented to the Compensation Committee detailed the company compensation by type, including salary, bonus and equity awards. The Compensation Committee believes that its total target compensation for NEOs is competitive. When considering peer compensation levels, the Compensation Committee focuses on total compensation comparisons, as FactSet has, and will continue to emphasize long-term equity more prominently than peer companies. The Committee believes that the Company’s pay mix is reflective of the goals of retaining top talent and aligning executives with shareholder returns.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) is responsible for administering FactSet’s executive compensation policies and practices. The Committee is comprised solely of independent directors and reports regularly to the Board. Independent directors are not eligible to participate in any of the plans or programs the Committee administers. In fiscal 2016, the Committee reviewed compensation, including equity-based awards, for each NEO. The Committee reviews and approves the aggregate number of equity-based awards granted to all employees of FactSet. The Committee also reviews the compensation, including stock and option-based awards, for each member of senior management including those employees who report directly to the CEO. The Committee believes that the fiscal 2016 compensation of the NEOs was aligned with FactSet’s performance and returns to stockholders and provided a balanced mix between base pay and incentive compensation.

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” below and recommended to the Board that it be included in this Proxy Statement. The Compensation Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” purports to disclose the Compensation Committee’s deliberations and philosophy in making executive compensation decisions and policy, it is accurate and materially complete.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Laurie Siegel., Chair

Malcolm Frank

Joseph E. Laird, Jr

James J. McGonigle

EXECUTIVE COMPENSATION

The tables below present compensation information for each named executive officer followed by a narrative discussion of compensation that each NEO could receive when their employment with the Company terminates under various circumstances or upon a change in control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.

The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered in all capacities to FactSet for each respective fiscal year. The Company’s NEOs include FactSet’s Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and the three most highly compensated executive officers (other than the PEO and PFO) during fiscal 2016. Additionally, compensation of FactSet’s Chairman, Philip A. Hadley is included below.

Summary Compensation Table

The following table summarizes the compensation earned or awarded to each NEO for fiscal years 2016, 2015 and 2014.

					Stock		Option		All Other
		Salary	Bonus	(1)	Awards	(2)	Awards	(3)	Compensation	(4)	Total
Name and Principal Position	Year	($)	($)		($)		($)		($)		($)
F. Philip Snow	2016	$350,000	$800,000		$—		$—		$49,576		$1,199,576
Chief Executive Officer	2015	$295,000	$650,000		$—		$7,354,398	(6)	$48,521		$8,347,919
	2014	$290,000	$250,000		$200,000		$—		$39,265		$779,265

Mark J. Hale(5)(7)	2016	$300,000	$450,000		$—		$1,600,000		$29,491		$2,379,491
Executive Vice President,	2015	$262,000	$500,000		$—		$380,015		$38,857		$1,180,872
Chief Operating Officer

Scott G. Miller(5)(8)	2016	$275,000	$600,000		$—		$850,000		$45,618		$1,770,618
Executive Vice President	2015	$169,000	$1,250,000		$—		$1,000,000		$28,917		$2,447,917
Global Director of Sales

Maurizio Nicolelli	2016	$275,000	$450,000		$—		$300,000		$47,241		$1,072,241
Senior Vice President,	2015	$230,000	$325,000		$—		$250,016		$39,874		$844,890
Chief Financial Officer	2014	$225,000	$275,000		$250,000		$—		$35,458		$785,458

Edward Baker-Greene(5)	2016	$275,000	$350,000		$—		$800,000		$53,802		$1,478,802
Senior Vice President, Chief Human Resources Officer

Philip A. Hadley(9)	2016	$300,000	$450,000		$—		$—		$57,013		$807,013
Chairman of the Board of Directors	2015	$338,000	$1,200,000		$485,544		$—		$58,127		$2,081,671
Former Chief Executive Officer	2014	$300,000	$800,000		$550,000		$—		$35,995		$1,685,995

(1)

The Bonus column lists discretionary cash bonuses awarded for services rendered during the applicable fiscal year. Annual variable compensation payments are made within two months following the end of each fiscal year. See the detailed description of the Annual Bonus in the preceding CD&A under the sub-heading “Annual Bonus.”

(2)

The amounts set forth in the Stock Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718. The assumptions made for the valuation of the stock awards are disclosed in the Notes to the Consolidated Financial Statements included in the Company’s fiscal 2016 Annual Report on Form 10-K.

(3)

The amounts set forth in the Option Awards column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant. The assumptions made for the valuation of option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2016 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money option, they would then realize an actual gain. Any gain actually realized for options exercised in 2016 is reported in the “Option Exercises and Stock Vested” table.

(4)

Amounts reflect the value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO, use of Company automobiles, and medical and dental benefits paid by the Company on behalf of the NEO. FactSet matches up to 4% of employees’ bi-weekly earnings, capped at the IRS annual maximum. There were no other perquisites and other personal benefits for NEOs. Fiscal 2016 amounts for personal use of Company automobiles (related to depreciation and applicable taxes) were $16,393, $255, $16,548, $13,991, $18,347 and $25,949, for Messrs. Snow, Hale, Miller, Nicolelli, Baker-Greene and Hadley, respectively.

(5)	For Messrs. Hale, Miller and Baker-Greene, compensation is shown only for the years that they were NEOs.

(6)	Includes 120,000 shares granted to Mr. Snow on July 1, 2015, in conjunction with his appointment to CEO.

(7)

On March 16, 2015, in concurrence with his appointment to Executive Vice President, Chief Operating Officer, Mr. Hale’s salary was increased from $230,000 to $300,000. Salary amount is a weighted average for fiscal 2015.

(8)

Upon joining FactSet in January 2015, Mr. Miller received an annual base salary of $275,000 and was guaranteed a performance bonus of at least $625,000 for fiscal 2015. Mr. Miller received a $625,000 performance bonus in cash when fiscal 2015 bonuses were paid during October 2015. In addition, Mr. Miller received a $625,000 signing bonus, which was paid in January 2015. Salary amount shown is pro rata for fiscal year 2015 based on his start date.

(9)

Mr. Hadley stepped down from his position as CEO, effective July 1, 2015, at which time he ceased to be an NEO. Mr. Hadley remains an employee of the Company, serving in a senior advisory role to management. Due to his role as Chairman, Mr. Hadley’s compensation and benefits are included in the Summary Compensation information. Mr. Hadley's salary was adjusted as of July 1, 2015 to reflect his new role and responsibilities.

Grants of Plan-Based Awards

Non-Equity Incentive Compensation. The Company did not award non-equity incentive compensation during fiscal 2016 to any of its NEOs.

Stock Awards. For fiscal 2016, the Compensation Committee believes that, the most effective way to promote equity ownership for each NEO, reward them for solid operating performance and to retain them is to award service-based stock options as the vehicles for equity-based compensation. As a result, the Company granted service-based stock option awards to its NEOs during fiscal 2016 instead of restricted stock awards in order to achieve the desired benefits. It should be noted that, had restricted stock or restricted stock units been granted, and the vesting conditions applicable to such an award related exclusively to the passage of time and continued employment, the vesting period would have been a minimum of 36 months, except in the event of a change of control.

Option Awards. As previously noted in the CD&A, the Compensation Committee recommended the issuance of option awards during fiscal 2016. As such, in November 2015, the NEOs were granted service-based stock option awards under the FactSet Research Systems Inc. 2004 Stock Option and Award Plan, as Amended and Restated.

Service-based stock option grant – Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool. The service-based stock options granted on November 2, 2015, vest 20% on each anniversary date of the grant over a five-year period.

The following table provides information on all option awards granted during fiscal 2016 to each of FactSet’s NEOs. There can be no assurance that the grant date fair value, as listed in this table, of the option awards will ever be realized. The grant date fair value of these awards are included in the “Option Awards” column of the Summary Compensation Table.

Name	Grant Date (1)(2)	Threshold	Target(2)	Maximum	All Option Awards: Number of Securities Underlying Options (#)	Exercise Price ($)	Grant Date Fair Value of Option Awards ($)(3)
Mark J. Hale	11/2/15	—	33,999	33,999	33,999	$175.20	$1,600,000
Scott G. Miller	11/2/15	—	18,062	18,062	18,062	$175.20	$850,000
Maurizio Nicolelli	11/2/15	—	6,375	6,375	6,375	$175.20	$300,000
Edward Baker-Greene	11/2/15	—	17,000	17,000	17,000	$175.20	$800,000

* Each of the above-mentioned option awards are service-based and do not contain a performance criteria.

(1)

On September 23, 2016, the Compensation Committee approved the total number of option awards to be allocated among all eligible employees and specifically approved the option awards to be granted to each NEO and all other senior members of management as part of the Company’s annual equity grant. At that time, the Compensation Committee designated November 2, 2015, as the actual grant date, at an option exercise price equal to 100% of the closing price of the Company’s common stock on the NYSE on that date.

(2)	Options granted on November 2, 2015, vest 20% on each anniversary date of the grant over a five-year period.

(3)

The amounts set forth in the Grant Date Fair Value of Option Awards column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant. The assumptions made for the valuation of option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2016 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money option, he would then realize an actual gain. Any gain actually realized for options exercised in fiscal 2016 is reported in the “Option Exercises and Stock Vested” table below.

Outstanding Equity Awards (Restricted Stock) at Fiscal Year-end

The following table sets forth information regarding the number of shares and the value of unvested restricted stock awards held by the NEOs at August 31, 2016.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (2)
F. Philip Snow	11/1/13	1,957	$348,405
Mark J. Hale	11/1/13	3,424	$609,575
Scott G. Miller	—	—	$—
Maurizio Nicolelli	11/1/13	2,446	$435,461
Edward Baker-Greene	—	—	$—
Philip A. Hadley	11/1/13	5,381	$957,979
	11/3/14	3,910	$696,097

(1)

The stock awards granted on November 1, 2013 cliff vest 60% on November 1, 2016 and the remaining 40% on November 1, 2018. The stock awards granted to Mr. Hadley on November 3, 2014 vest 100% on November 3, 2016.

(2)

The market value of the restricted stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of FactSet common stock on August 31, 2016, which was $178.03.

Outstanding Equity Awards (Stock Options) at Fiscal Year-end

The table below shows each NEOs outstanding option grants at August 31, 2016. For each outstanding option grant, the table shows the stock options that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”).

		Number of Options
	Grant Date	Exercisable (1)		Unexercisable	Exercise Price	Expiration Date
F. Philip Snow	10/23/09	6,250		—	$66.46	10/23/16
	11/8/10	7,334		—	$88.40	11/8/17
	11/1/11	4,455		274	$94.84	11/1/21
	11/1/12	7,111	(2)	2,377	$92.22	11/1/22
	11/3/14	—	(3)	21,237	$131.31	11/3/24
	7/1/15	13,333	(4)	106,667	$164.90	7/1/25

Mark J. Hale	11/1/11	8,956		502	$94.84	11/1/21
	11/1/12	11,950	(2)	4,030	$92.22	11/1/22
	11/3/14	—	(3)	10,088	$131.31	11/3/24
	11/2/15	—	(6)	33,999	$175.20	11/2/25

Scott G. Miller	1/21/15	—	(5)	25,075	$139.02	1/21/25
	11/2/15	—	(6)	18,062	$175.20	11/2/25

Maurizio Nicolelli	11/8/10	20,429		—	$88.40	11/8/17
	11/1/11	5,365		310	$94.84	11/1/21
	11/1/12	7,840	(2)	2,647	$92.22	11/1/22
	11/3/14	—	(3)	6,637	$131.31	11/3/24
	11/2/15	—	(6)	6,375	$175.20	11/2/25

Edward Baker-Greene	6/1/15	—	(5)	4,854	$166.74	6/1/25
	11/2/15	—	(6)	17,000	$175.20	11/2/25

Philip A. Hadley	10/23/09	33,333		—	$66.46	10/23/16
	11/1/11	17,958		958	$94.84	11/1/21
	11/1/12	18,729	(2)	6,239	$92.22	11/1/22

(1)	Unless noted below, 20% of each option grant is exercisable one year after the grant date, with the remainder vesting at a rate of 1.67% per month.

(2)

Included in the options granted on November 1, 2012 are performance-based options. Based upon the achievement of certain ASV and EPS growth targets as of August 31, 2014, 20% of the performance-based options became eligible to vest. These performance-based options vested 40% on November 1, 2014 and then 1.67% per month thereafter. The remaining performance-based options that did not become eligible to vest (representing 80% of the original grant) were recorded as pre-vesting forfeitures as of August 31, 2014.

(3)	Options granted on November 3, 2014, cliff vest 60% after three years of service (on November 3, 2017) and the remaining 40% vest after five years (on November 3, 2019).

(4)	These options vest 11.11% upon each anniversary date of the grant and will be fully vested after nine years (July 1, 2024).

(5)	These options cliff vest 60% on the third anniversary date of the award and the remaining 40% cliff vest after the fifth anniversary date of the award.

(6)	These options vest 20% each anniversary date of the award over a five-year period.

Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2016. Exercised options and restricted stock are not required to be held for a specified period.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)(3)	Value Realized on Vesting(4)
F. Philip Snow	2,116	$262,646	593	$102,826
Mark J. Hale	—	$—	1,304	$226,114
Scott G. Miller	—	$—	—	$—
Maurizio Nicolelli	367	$30,856	474	$82,192
Edward Baker-Greene	—	$—	—	$—
Philip A. Hadley	—	$—	1,896	$328,766

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	40% of the stock awards granted on November 8, 2010 to Messrs. Snow, Hale, Nicolelli and Hadley vested on November 8, 2015.

(3)	Value realized represents the closing value of the underlying stock on the vesting date.

Nonqualified Deferred Compensation

The Company does not have a Compensation Deferral Program, thus the nonqualified deferred compensation table has been omitted for fiscal 2016.

Pension Benefits

The Company does not have a Pension Program thus no pension retirement benefits were paid to executives in fiscal 2016.

Potential Payments upon Termination or Change in Control

At the end of fiscal 2016, the Company did not have employment agreements with any of the NEOs. The Company sponsors equity incentive compensation plans that provide the NEOs with additional compensation in connection with a termination of employment and/or change of control under the following circumstances.

Change in Control

Upon the occurrence of a Change in Control, (i) all option awards granted to a NEO which have not been exercised, which have not expired by their terms, or for which restrictions have not yet lapsed shall immediately be fully exercisable for the remainder of their respective terms and all restrictions shall lapse and conditions deemed satisfied, and (ii) the Compensation Committee may, in its sole discretion, determine that such option awards be immediately terminated, in which case the NEO will be paid an amount in cash (subject to any applicable withholding taxes) in respect of each option award equal to the difference between the fair market value of a share and the exercise price of such option award.

Death or Disability

Upon the NEO’s death, any unexercised option award to the extent exercisable on the date of the NEO’s death may be exercised in whole or in part, at any time within one year after the NEO’s death, by a beneficiary or an estate. If a NEO becomes disabled, any unexercised option award to the extent exercisable at the date of such termination of employment due to disability may be exercised in whole or in part, at any time within one year after the date of termination.

Termination without Cause

If the Company terminates the NEO for any reason other than cause, death or disability, then any unexercised option award, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within three months after such termination of employment; provided, however, that if the NEO dies within the three-month period following such termination of employment, the option award may be exercised by the deceased NEO’s personal representative or by the person to whom the option award is transferred by will or the applicable laws of descent and distribution within 180 days of the NEO’s death, but in no event beyond the scheduled expiration of the option award.

Termination with Cause

Upon termination with cause, all unexercised awards terminate immediately.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant.

Potential Payments upon Termination of Employment or a Change in Control Table

The information in the table below summarizes the compensation that would be paid under plans and contractual arrangements in effect as of August 31, 2016 to each of the NEOs in the event of termination of such executive’s employment with the Company and/or change of control of the Company as of that date. The amounts assume that the listed officer left FactSet effective August 31, 2016, and that the price per share of FactSet common stock on that date was $178.03. The amounts are based upon the difference between $178.03 and the exercise price of the unvested award held by the NEO at August 31, 2016.

Name of Officer	Death or Disability	Termination Without Cause	Termination With Cause	Change in Control(1)
F. Philip Snow	$-	$-	$-	$2,967,917
Mark J. Hale	$-	$-	$-	$1,564,679
Scott G. Miller	$-	$-	$-	$1,029,291
Maurizio Nicolelli	$-	$-	$-	$1,016,494
Edward Baker-Greene	$-	$-	$-	$102,912
Philip A. Hadley	$-	$-	$-	$2,269,124

(1)

The Change in Control payout is applicable to (a) all option awards granted to Company employees which have not been exercised, which have not expired by their terms, or for which restrictions have not yet lapsed shall immediately be fully exercisable and (b) all stock awards granted to Company employees which have not vested or for which restrictions have not yet lapsed shall immediately be fully vested.

Proposal 3: Advisory Vote on the Fiscal 2016 Compensation of the Company’s Named Executive Officers

As required by Section 14A of the Securities and Exchange Act of 1934, FactSet is seeking an advisory, non-binding stockholder vote with respect to compensation awarded to its NEOs.

As previously discussed in the CD&A, FactSet designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. FactSet’s executive compensation program is overseen by the Company’s Compensation Committee to encourage decisions and behaviors that align with the long-term interests of the Company’s stockholders. The Compensation Committee has designed the executive compensation policies for the Company’s NEOs to meet the following goals and principles:

■	Ensure executive compensation is aligned with FactSet’s corporate strategies and business objectives.

■

Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.

■	Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.

■	Reflect qualitative factors beyond the quantitative financial metrics as key considerations in the determination of individual executive compensation payments.

■	Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Required Vote

FactSet is asking its stockholders to indicate their support for the compensation awarded to its NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on FactSet’s NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company asks its stockholders to vote “FOR” the following resolution at the meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or its Board. The Company’s Board and its Compensation Committee value the opinions of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

FactSet’s Board Recommends an Advisory Vote FOR the Fiscal 2016 Compensation of the Named Executive Officers as Disclosed in the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to FactSet with respect to beneficial ownership of the Company’s common stock as of October 25, 2016 for (i) each director and nominee, (ii) each holder of 5.0% or greater of FactSet common stock, (iii) FactSet’s Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled “Summary Compensation Table” and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to FactSet’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of FactSet common stock beneficially owned. The number of shares beneficially owned by each person or group as of October 25, 2016, includes shares of FactSet common stock that such person or group had the right to acquire on or within 60 days after October 25, 2016, including, but not limited to, upon the exercise of options or the vesting of restricted stock awards.

For each beneficial owner and individual included in the tables below, percentage ownership of common stock is calculated by dividing the number of shares beneficially owned by the 39,935,323 shares of FactSet common stock outstanding at October 25, 2016. Any securities that were not outstanding but subject to options exercisable within 60 days after October 25, 2016, were deemed to be outstanding in determining the percentage owned by such person, but were not deemed to be outstanding in determining the percentage owned by any other person.

Principal Holders

The only persons known by the Company to be beneficial owners of more than 5% of FactSet’s common stock are the following:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned at October 25, 2016	Percentage of Common Stock
Baron Capital Group, Inc. (BAMCO) 767 Fifth Avenue, 49th Floor New York, NY 10153	3,398,000	8.5%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,127,000	7.8%

Loomis, Sayles & Company, L.P One Financial Center Boston, MA 02111	2,789,000	7.0%

BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	2,687,000	6.7%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,107,000	5.3%

(1)	Number of shares beneficially owned was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

Directors and Named Executive Officers

The table below sets forth, as of October 25, 2016, information regarding the beneficial ownership of the Company’s common stock by (1) each director and the named executive officers of the Company and (2) all Directors and Executive Officers of the Company as a group (15 persons).

Name(1)	Number of Shares Beneficially Owned at October 25, 2016 (2)	Percentage of Common Stock
Philip A. Hadley (3)	858,745	2.2%
Maurizio Nicolelli (4)	39,680	**
F. Philip Snow (5)	37,361	**
Mark J. Hale (6)	34,262	**
James J. McGonigle (7)	33,731	**
Joseph E. Laird, Jr. (7)	17,636	**
Scott A. Billeadeau (7)	15,501	**
Joseph R. Zimmel (8)	7,551	**
Robin A. Abrams (9)	7,230	**
Scott G. Miller(10)	3,612	**
Edward Baker-Greene (11)	3,500	**
Laurie Siegel	100	**
Sheila B. Jordan	—	**
Malcolm Frank	—	**

All Directors and Executive Officers as a group (15 persons)	1,067,043	2.7%

** Percentage of FactSet common stock is less than 1%.

(1)	The address for each of these beneficial owners is FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851.

(2)	Beneficial ownership includes shares that may be acquired upon exercise of options exercisable within 60 days of October 25, 2016.

(3)	Includes 38,814 shares of FactSet common stock issuable upon the exercise of stock options.

(4)	Includes 35,381 shares of FactSet common stock issuable upon the exercise of stock options.

(5)	Includes 33,060 shares of FactSet common stock issuable upon the exercise of stock options.

(6)	Includes 29,140 shares of FactSet common stock issuable upon the exercise of stock options.

(7)	Includes 15,136 shares of FactSet common stock issuable upon the exercise of stock options.

(8)	Represents 7,551 shares of FactSet common stock issuable upon the exercise of stock options.

(9)	Represents 7,230 shares of FactSet common stock issuable upon the exercise of stock options.

(10)	Represents 3,612 shares of FactSet common stock issuable upon the exercise of stock options.

(11)	Includes 3,400 shares of FactSet common stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of FactSet’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide FactSet with copies of all Section 16(a) forms that they file. Based solely upon a review of SEC Forms 3, 4 and 5 furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that those persons complied with all Section 16(a) filing requirements during fiscal 2016 with respect to transactions in the Company’s stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes as of August 31, 2016, the number of outstanding equity awards granted to employees and non-employee directors, as well as the number of equity awards remaining available for future issuance, under FactSet’s equity compensation plans:

(In thousands, except per share data)

Plan category	(a) Number of securities to be issued upon exercise of outstanding options and restricted stock vesting		(b) Weighted-average exercise price of outstanding options		(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,627	(1)	$129.54	(2)	1,900	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	3,627	(1)	$129.54	(2)	1,900	(3)

(1)	Includes shares of FactSet common stock subject to outstanding restricted stock that will entitle each holder to the issuance of one share of common stock as they vest.

(2)

Calculated without taking into account shares of FactSet common stock subject to outstanding restricted stock that will become issuable as they vest, without any cash consideration or other payment required for such shares.

(3)	Includes 408,544 shares available for future issuance under the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is FactSet’s preference to avoid related party transactions. FactSet’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC, NYSE and NASDAQ rules. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. Under these rules, a related person is a director, executive officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. The Company monitors any transaction or series of transactions in which the Company is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Audit Committee would determine whether the related person has a material interest in a transaction and would approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In accordance with listing requirements, the Company does not have relationships with any directors in which the director is compensated in excess of $120,000, excluding fees for board service.

In fiscal 2016, there were no related-person transactions under the relevant standards. In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to FactSet’s Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. FactSet’s Corporate Governance Principles require a director to promptly disclose to the Board any potential or actual conflict of interest involving him or her. Under the Principles, the Board will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting their personal, business or professional interests. All related party transactions shall be disclosed in FactSet’s applicable filings with the SEC as required under the applicable rules.

OTHER MATTERS

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders must be received by FactSet, attention of Rachel R. Stern, the Company’s Secretary, at its principal executive offices, no later than August 1, 2017, or such other date as determined with reference to the Company’s By-laws, as amended, as applicable, to be included in the 2016 Proxy Statement.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company’s Investor Relations Department at 1-203-810-1000 or by submitting a written request to Rachel R. Stern, Secretary, 601 Merritt 7, Norwalk, Connecticut 06851. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business, which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Rachel R. Stern
Senior Vice President, General Counsel and Secretary
Norwalk, Connecticut

October 31, 2016

FACTSET

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 19, 2016.

Vote by Internet

- Go to **www.envisionreports.com/FDS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the US, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOUR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

+

1. TO ELECT FOUR (4) MEMBERS TO THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC.

	For	Against	Abstain
01 - Malcolm Frank	☐	☐	☐
02 - Sheila B. Jordan	☐	☐	☐
03 - James J. McGonigle	☐	☐	☐
04 - F. Philip Snow	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as your name appears here. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

02EY0B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2016 Annual Report to Stockholders are available at:
www.envisionreports.com/FDS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FACTSET

Proxy — FACTSET RESEARCH SYSTEMS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 20, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC.

You hereby appoint the Secretary of FactSet Research Systems Inc. with full power of substitution, as your attorney and proxy to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 601 Merritt 7, Norwalk, Connecticut 06851, on December 20, 2016, at 3:00 p.m. Eastern Standard Time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the four nominees listed in proposal 1 and FOR proposals 2 and 3. You authorize the proxy holder, in its discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Continued and to be marked, dated and signed, on the other side)